Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174738 and 333-171882) of Hancock Holding Company of our report dated June 28, 2013 relating to the financial statements of Whitney Bank Savings Plus Plan, which appears in this Form 11-K.

New Orleans, Louisiana

June 28, 2013

PricewaterhouseCoopers LLP, 639 Loyola Avenue, Suite 1800, New Orleans, LA 70113

T: (504) 558 8200, F: (504) 558 8960, www.pwc.com/us